UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 _____________________________________________________________________________

DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)

 ______________________________________________________________________________

Nevada	61-1800317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia 22102
(Address, including zip code, of principal executive officers)

DXC TECHNOLOGY COMPANY 2017 OMNIBUS INCENTIVE PLAN

DXC TECHNOLOGY COMPANY 2017 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
(Full title of the plans)

Zafar A. Hasan
Vice President,
Global Head of Corporate Legal & Secretary
DXC Technology Company
1775 Tysons Boulevard
Tysons, Virginia 22102
(703) 245-9675
(Name, address and telephone number, including area code, of agent for service)

__________________________________________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	17,515,000(3)	$19.22	$336,638,300	$36,727.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the 2017 Omnibus Incentive Plan or 2017 Non-Employee Director Incentive Plan to reflect stock splits, stock dividends, mergers and other capital changes.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933 based on a per share price of $19.22, the average of the high and low price of the Common Stock on November 6, 2020, as reported on the New York Stock Exchange.
(3)	Of these securities, 17,000,000 are to be registered under the 2017 Omnibus Incentive Plan and 515,000 are to be registered under the 2017 Non-Employee Director Plan.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8, filed by DXC Technology Company, a Nevada corporation (the “Registrant”), registers an additional 17,515,000 shares of its Common Stock, par value $0.01 per share, authorized and reserved for issuance under the Registrant’s 2017 Omnibus Incentive Plan and 2017 Non-Employee Director Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement No. 333-217053 (filed March 31, 2017).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1
Articles of Incorporation of DXC Technology Company, as filed with the Secretary of State of the State of Nevada on March 31, 2017 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Commission on April 6, 2017) (file no. 001-38033)

4.2
Amended and Restated Bylaws of DXC Technology Company, effective March 15, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 15, 2018 (file no. 001-38033)

4.3	2017 Omnibus Incentive Plan (incorporated by reference from Appendix C to the Company’s Definitive Proxy Statement, dated July 2, 2020, for the Annual Meeting of Stockholders held on August 13, 2020)
4.4
2017 Non-Employee Director Incentive Plan (incorporated by reference from Appendix C to the Company’s Definitive Proxy Statement, dated July 2, 2020, for the Annual Meeting of Stockholders held on August 13, 2020)

5.1	Opinion of McGuireWoods LLP
23.1	Consent of Deloitte & Touche LLP
23.3	Consent of McGuireWoods LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons in the Commonwealth of Virginia, on this 9th of November, 2020.

DXC TECHNOLOGY COMPANY
By:	/s/ William L. Deckelman, Jr.
Name: William L. Deckelman, Jr.
Title: Executive Vice President, General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Deckelman, Jr. and Neil A. Manna, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Salvino	Director, President and Chief Executive Officer	October 12, 2020
Michael J. Salvino	(Principal Executive Officer)

/s/ Neil A. Manna	Interim CFO, Senior Vice President, Corporate Controller (Principal Financial Officer, Principal Accounting Officer)	October 12, 2020
Neil A. Manna

/s/ Ian C. Read	Chairman	October 12, 2020
Ian C. Read

/s/ Mukesh Aghi	Director	October 12, 2020
Mukesh Aghi

/s/ Amy E. Alving	Director	October 12, 2020
Amy E. Alving

/s/ David A. Barnes	Director	October 12, 2020
David A. Barnes

/s/ Raul J. Fernandez	Director	October 13, 2020
Raul J. Fernandez

/s/ David L. Herzog	Director	October 12, 2020
David L. Herzog

/s/ Mary Louise Krakauer	Director	October 12, 2020
Mary Louise Krakauer

Signature	Title	Date

/s/ Manoj P. Singh	Director	October 12, 2020
Manoj P. Singh

/s/ Robert F. Woods	Director	October 12, 2020
Robert F. Woods